UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2025

USIO, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	USIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This form 8-K/A amends the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on March 5, 2025 (the "Original Report") by Usio, Inc (the "Company"). The Company has updated the effective dates within Item 5.02 and the exhibit index set forth in Item 9.01, alongside an update in the biographical section for Greg Carter from the Original Report. No other changes to the Original Report have been made, the text of which is set forth in its entirety below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On February 20, 2025, Greg Carter, the Company’s Executive Vice President, Payment Acceptance, was promoted to Executive Vice President, Chief Revenue Officer. In connection with this promotion, the Compensation Committee approved a base salary of $300,000 per annum for Mr. Carter, effective March 1, 2025. Mr. Carter will also be eligible for grants of awards under the Company’s equity incentive programs and annual bonus plans as well as other employment benefits for which all employees of the Company are eligible.

Mr. Carter, a veteran of the United States Marine Corps, has been with the Company for over five years and currently serves as our Executive Vice President of Payment Acceptance. Mr. Carter has served in numerous senior management roles within the telecommunications, billing and settlement, and retail industries. Notably, from August 2004 to May 2012, Mr. Carter was the Chief Executive Officer for BSG Clearing Solutions, with revenues of $142 million dollars. Additionally, Mr. Carter has held senior-level sales and marketing roles at MCI/Telecom *USA, US Long Distance, Qwest and nii Communications.

(e)  On February 20, 2025, the Compensation Committee of the Board of Directors of the Company approved an annual base salary for Louis Hoch, the Chairman of the Board, President and Chief Executive Officer of the Company, of $900,000, effective March 1, 2025. Mr. Hoch will also be eligible for grants of awards under the Company’s equity incentive programs and annual bonus plans as well as other employment benefits for which all employees of the Company are eligible.

In addition, the Compensation Committee of the Board of Directors of the Company approved an annual base salary for Michael White, the Senior Vice President, Chief Accounting Officer of the Company, of $230,000, effective March 1, 2025. Mr. White will also be eligible for grants of awards under the Company’s equity incentive programs and annual bonus plans as well as other employment benefits for which all employees of the Company are eligible.

Item 9.01	Financial Statements and Exhibits.

10.1	Tenth Amendment to Employment Agreement Dated to be effective as of March 1, 2025 by and between the Company and Louis A. Hoch
10.2	First Amendment to Employment Agreement Dated to be effective as of March 1, 2025 by and between the Company and Greg Carter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2025	USIO, INC. By: /s/ Louis A. Hoch Name: Louis A. Hoch Title: Chief Executive Officer and President